SEVENTEENTH AMENDMENT dated as of March 16, 2021 (this “Amendment Agreement”) to the Credit Agreement dated as of December 15, 2006, as amended and restated as of November 24, 2009, amended and restated as of April 30, 2014, amended and restated as of April 30, 2015, as amended by the Twelfth Amendment dated as of April 29, 2016, as further amended by the Thirteenth Amendment dated as of April 28, 2017, as further amended by the Fourteenth Amendment dated as of April 26, 2018, as further amended by the Fifteenth Amendment dated as of April 23, 2019 and as further amended by the Sixteenth Amendment dated as of July 27, 2020 (as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as amended, supplemented or otherwise modified by this Amendment Agreement, the “Credit Agreement”) among Ford Motor Company (the “Company”), the Subsidiary Borrowers (as defined in the Existing Credit Agreement) from time to time party thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Banco Bradesco S.A., as Brazilian Administrative Agent (the “Brazilian Administrative Agent”), JPMorgan Chase Bank, N.A., acting through its Hong Kong Branch, as RMB Administrative Agent (the “RMB Administrative Agent”), and the other agents parties thereto. Unless otherwise defined herein, terms defined in the Existing Credit Agreement and used herein shall have the meanings given to them in the Existing Credit Agreement.
WHEREAS, the Company has requested that the Existing Credit Agreement be amended as provided herein; and
WHEREAS, in order to effect the foregoing, the Company and the other parties hereto desire to amend, as of the Amendment Effective Date (as defined in Section 2 below), the Existing Credit Agreement, subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Amendment of the Existing Credit Agreement. Effective as of the Amendment Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
Section 2.Effectiveness of this Amendment Agreement. This Amendment Agreement shall become effective upon receipt by the Administrative Agent of duly executed counterparts hereof that, when taken together, bear the signatures of the Company, the Lenders party hereto (who constitute the Required Lenders) (the date on which such condition shall be satisfied, the “Amendment Effective Date”).
Section 3.Effect of this Amendment Agreement.
(a)Except as expressly set forth herein, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Existing Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, which shall remain in full force and effect, except in each case as amended, restated, replaced and superseded hereby or by the Credit Agreement, or any instruments executed in connection herewith or therewith. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(b)On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Credit Agreement. This Amendment Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
Section 4.Governing Law. THIS AMENDMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 5.Costs and Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment Agreement, including the reasonable fees, charges and disbursements of a single primary counsel.
Section 6.Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 7.Headings. The headings of this Amendment Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective duly authorized officers or representatives as of the day and year first above written.

FORD MOTOR COMPANY
By:	/s/ David A. Webb
Name: David A. Webb
Title: Vice President and Treasurer

JPMORGAN CHASE BANK, N.A. as Administrative Agent
By:	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

EXHIBIT A
Amendments to Credit Agreement
[See attached.]

CONFORMED TO THE ~~SIXTEENTH~~SEVENTEENTH AMENDMENT,
DATED AS OF ~~JULY 27~~MARCH 16, ~~2020~~2021

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
among
FORD MOTOR COMPANY,
The Subsidiary Borrowers from Time to Time Parties Hereto,
The Several Lenders from Time to Time Parties Hereto,
JPMORGAN CHASE BANK, N.A.
as Administrative Agent,
JPMORGAN CHASE BANK, N.A., acting through its Hong Kong Branch, as RMB Administrative Agent,
and
BANCO BRADESCO S.A.,
as Brazilian Administrative Agent,
Dated as of December 15, 2006
as Amended and Restated as of November 24, 2009,
as Amended and Restated as of April 30, 2014,
as Amended and Restated as of April 30, 2015,
as amended by the Twelfth Amendment dated as of April 29, 2016, as amended by the Thirteenth Amendment dated as of April 28, 2017, as amended by the Fourteenth Amendment dated as of April 26, 2018, as amended by the Fifteenth Amendment dated as of April 23, 2019,
~~and~~ as ~~further~~ amended by the Sixteenth Amendment dated as of July 27, 2020 and as further amended by the Seventeenth Amendment dated as of March 16, 2021

JPMorgan Chase Bank, N.A.,
as Bookrunner and Lead Arranger

Banco Bradesco S.A., Barclays Bank PLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Commerz Markets LLC, Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Industrial and Commercial Bank Of China Limited, New York Branch, Lloyds Bank Corporate Markets plc, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd., Morgan Stanley MUFG Loan Partners LLC, RBC Capital Markets, Societe Generale, Sumitomo Mitsui Banking Corporation,
as Bookrunners and Lead Arrangers

Banco Bradesco S.A., Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank, N.A., Commerz Markets LLC, Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Industrial and Commercial Bank of China Limited, New York Branch, Lloyds Bank Corporate Markets plc, Mizuho Bank, Ltd., Morgan Stanley MUFG Loan Partners LLC, Royal Bank of Canada, Societe Generale, Sumitomo Mitsui Banking Corporation,
as Co-Syndication Agents

Office) then outstanding, (b) the Dollar Equivalent of the aggregate principal amount of all Canadian Revolving Loans of such Class denominated in Canadian Dollars held by such Lender (or its Applicable Lending Office) then outstanding and (c) such Lender’s Acceptance Exposure with respect to such Class.
“Canadian Revolving Facility”: as defined in the definition of the term “Facility”.
“Canadian Revolving Lender”: any 2022 Canadian Revolving Lender, 2023 Canadian Revolving Lender or 2024 Canadian Revolving Lender.
“Canadian Revolving Loans”: as defined in Section 2.8(a).
“Canadian Revolving Percentage”: as to any Canadian Revolving Lender at any time, the 2022 Canadian Revolving Percentage of such Lender at such time, 2023 Canadian Revolving Percentage of such Lender at such time or the 2024 Canadian Revolving Percentage of such Lender at such time, as applicable.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, excluding, for all purposes, any Indebtedness that is convertible into or exchangeable for any of the foregoing.
“CDI”: the daily average rate of overnight interbank deposits (the “DI – Depósitos Interfinanceiros de um dia, over extra-grupo”), expressed in the form of a percentage per annum, based upon a 252 business day year, calculated and published daily by CETIP S.A. - Mercados Organizados, at the website http://www.cetip.com.br.
“CDI Loans”: Loans the rate of interest applicable to which is based upon the CDI.
“CDOR Rate”: on any day, with respect to a particular term as specified herein, the average annual rate for such term applicable to banker’s acceptances in Canadian Dollars displayed and identified as such on the “Reuters screen CDOR page” at approximately 10:00 A.M. Toronto time on such day (provided that if such rates do not appear on the Reuters screen CDOR page, then the CDOR Rate shall be the average of the rate quotes for banker’s acceptances denominated in Canadian Dollars with such term received by the Administrative Agent at approximately 10:00 A.M. Toronto time on such day (or, if such day is not a Business Day, on the next preceding Business Day) from two or more Schedule I Lenders).
“CDOR Screen Rate”: as defined in the definition of the term “Eurocurrency Base Rate”.
“Change in Tax Law”: as defined in Section 2.26.
“Change of Control”: the occurrence of either (a) more than 50% of the Voting Stock of the Company being held by a Person or Persons (other than Permitted Holders) who “act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities” of the Company within the meaning of Section 13(d)(3) of the Exchange Act or (b) Continuing Directors ceasing to constitute at least a majority of the board of directors of the Company.
“Chinese Renminbi”: the lawful currency of the People’s Republic of China.

option holders) or make any other distribution, payment or delivery of property, securities or cash to the holders of its Capital Stock (all of the foregoing, “Dividends”), or (b) make any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the redemption, retirement, purchase, or otherwise acquisition, cancellation or termination, directly or indirectly, for consideration, of any shares of any class of its Capital Stock ~~or any option, warrant or other right to acquire any such Capital Stock~~ (all of the foregoing, “Repurchases” and each a “Repurchase”), in each case other than (i) dividends payable solely in its common Capital Stock, (ii) dividends, distributions or other issuances, in each case, of rights to purchase Capital Stock pursuant to a stockholder rights plan, (iii) dividends in respect of preferred shares and (iv) mandatory repurchases of preferred shares issued pursuant to any “private investment in public equity” transaction; provided that, so long as no Default or Event of Default exists or would exist after giving effect to any declaration or payment of Dividends or Repurchases:
(a)    the Company may redeem in whole or in part any of its Capital Stock for another class of its Capital Stock;
(b)    the Company may repurchase shares of, or make payments in respect of, its Capital Stock held by officers, directors and employees of the Company and/or any of its Subsidiaries, so long as such repurchase or payment is made pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements;
(c)    the Company may repurchase shares of its Capital Stock pursuant to an open market share repurchase program, other buy-back program or otherwise so long as the primary purpose of such program or other repurchase is to offset the dilutive effects of an issuance of its Capital Stock in connection with management and/or employee stock plans;
(d)    the Company may redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Capital Stock from Subsidiaries;
(e)    the Company may, at its discretion, enter into, and ~~pay for the net cost of,~~make payments in respect of, any bond hedge, call spread, capped call, warrant or similar agreements when the execution of such agreements is contemporaneous with the public offering of convertible or exchangeable debt securities, mandatory convertible securities, or convertible preferred securities (convertible securities);
(f)    the Company may pay any Dividends so long as the aggregate amount of Total Revolving Extensions of Credit (excluding any Brazilian Revolving Extensions of Credit under any Class of Brazilian Revolving Commitments) and Supplemental RCF Credit Agreement Total Extensions of Credit outstanding are less than or equal to 50% of the aggregate amount of Total Revolving Commitments (excluding the Brazilian Revolving Commitments) and Supplemental RCF Credit Agreement Total Revolving Commitments then in effect; and
(g)    the Company may Repurchase, directly or indirectly, any shares of any class of its Capital Stock so long as there are no outstanding Total Revolving Extensions of Credit (other than any Brazilian Revolving Extensions of Credit under any Class of Brazilian Revolving Commitments) or Supplemental RCF Credit Agreement Total Extensions of Credit.